Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ÉLECTRONIQUE

Canada Business	Loi canadienne sur les	ARTICLES OF	CLAUSES DE
Corporations Act	sociétés par actions	CONTINUANCE	PROROGATION
		(SECTION 187)	(ARTICLE 187)

Processing Type - Mode de traitement: E-Commerce/Commerce-É
Request Number: Numéro de Demande: 1431424

1.	Name of the Corporation - Dénomination sociale de la société Sungold International Holdings Corp.

2.	The province or territory in Canada where the registered office is to be situated La province ou le territoire Canada où se situera le siège social BC

3.

The classes and any maximum number of shares that the corporation is authorized to issue Catégories et tout nombre maximal d'actions que la société est autorisée à émettre

The annexed Schedule A is incorporated in this form.
L'annexe A ci-jointe fait partie intégrante de la présente formule.

4.

Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s'il y a lieu

The annexed Schedule B is incorporated in this form.
L'annexe B ci-jointe fait partie intégrante de la présente formule.

5.	Number (or minimum and maximum number ) of directors Nombre ( ou nombre minimal et maximal ) d'administrateurs Minimum: 5 Maximum: 9

6.

Restrictions, if any, on business the corporation may carry on Limites imposées à l'activité commerciale de la société, s'il y a lieu

The annexed Schedule C is incorporated in this form.
L'annexe C ci-jointe fait partie intégrante de la présente formule.

7.	(1)

If the corporation is changing its name on this continuance, what was the corporation's previous name?
Si la société change sa dénomination sociale avec cette prorogation, quelle était sa dénomination social antérieure?

Sungold Entertainment Corp.

(2) Details of incorporation - Détails de la constitution The annexed Schedule D is incorporated in this form. L'annexe D ci-jointe fait partie intégrante de la présente formule.

8.	Other provisions, if any - Autres dispositions, s'il y a lieu The annexed Schedule E is incorporated in this form. L'annexe E ci-jointe fait partie intégrante de la présente formule.

Date Name - Nom Signature Capacity of - en qualité de 2003-12-09 ANNE KENNEDY DIRECTOR

SCHEDULE / ANNEXE A

COMMON SHARES – UNLIMITED, NO PAR VALUE

CLASS “A” PREFERENCE SHARES, 100,000,000, NO PAR VALUE, HAVING THE RIGHTS AND RESTRICTIONS SET OUT IN SCHEDULE A ATTACHED HERETO

CLASS “B” PREFERENCE SHARES, 100,000,000, NO PAR VALUE, HAVING THE RIGHTS AND RESTRICTIONS SET OUT IN SCHEDULE A ATTACHED HERETO

SCHEDULE / ANNEXE B

SCHEDULE A

SPECIAL RIGHTS AND RESTRICTIONS

The Class "A" Preference shares and the Class "B" Preference shares of the Corporation shall have the rights and shall be subject to the restrictions, conditions and limitations as follows:

(a)  The directors may issue Class "A" Preference shares in one or more series;

(b)  The directors may alter by resolution the Articles of the Corporation to fix the number of shares in, and to determine the designation of the shares of, each series of Class "A" Preference shares, by resolution;

(c)  The directors may alter by resolution the Articles of the Corporation to create, define and attach special rights and restrictions to the shares of each series of Class "A" Preference shares, subject to the special rights and restrictions attached to the Class "A" Preference shares by this Part;

(d)  Where shares of one or more series of Class "A" Preference shares are entitled to cumulative dividends, and where cumulative dividends in respect of a series of Class "A" Preference shares are not paid in full, the shares of all series of Class "A" Preference shares entitled to cumulative dividends shall participate rateably in respect of accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full;

(e)  Where amounts payable on a winding up, or on the occurrence of any other event as a result of which the holders of the shares of all series of Class "A" Preference shares are then entitled to return of capital, are not paid in full, the shares of all series of Class "A" Preference shares shall participate rateably in a return of capital in respect of Class "A" Preference shares in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full;

(f)  No special rights or restrictions attached to a series of Class "A" Preference shares shall confer on the series priority over another series of Class "A" Preference shares then outstanding respecting:

(i)   dividends, or

(ii)  return of capital:

(A)   on winding up, or

(B)    on the occurrence of another event that would result in the holders of all series of Class "A" Preference shares being entitled to a return of capital;

(g)  A directors' resolution pursuant to paragraphs (a), (b) or (c) may only be passed prior to the issue of shares of the series to which the resolution relates, and after the issue of shares of that series, the number of shares in, the designation of and the special rights and restrictions attached to, that series may be added to, altered, varied or abrogated only pursuant to Sections 27(2) and 27(3) of the Canada Business Corporations Act, as the case may be;

(h)  Except as expressly provided in the special rights, or restrictions which the directors may create, define or attach to any series of Class "A" Preference shares, shares of a series of Class "A" Preference shares shall not confer on the holders thereof any right to notice of or to be present or to vote, either in person or by proxy, at any general meeting other than a separate meeting of the holders of the Class "A" Preference shares, or of the holders of shares of a series of the Class "A" Preference shares, as the case may be;

(i)  All of the provisions of this Part with respect to the Class "A" Preference shares shall apply, mutatis mutandis, to the Class "B" Preference shares, as if set out here in full; and

(j)  Except as expressly provided in the special rights or restrictions which the directors may create, define or attach to any series of Class "A" Preference shares or Class "B" Preference shares, the directors may declare dividends with respect to the common shares only or with respect to any series of Class "A" Preference shares only or with respect to any series of Class "B" Preference shares only or with respect to any combination of two or more such classes or series of classes only.

Except as hereinafter provided, in the event of the liquidation, dissolution or winding up of the Corporation or any distribution of its assets for the purpose of winding up its affairs, after the payment of dividends declared but unpaid, the holders of the Class "A" Preference shares and the Class "B" Preference shares shall be entitled pari passu to be paid such amount as the special rights and restrictions attaching to such shares shall provide, and in the absence of any express provision with respect thereto the amount of capital paid up in respect thereof per share for each Class "A" Preference share and each Class "B" Preference share held by them, out of the assets of the Corporation in preference to and with priority over any payment or distribution of any capital asset or monies among the holders of any common shares of the Corporation, and after payment to the holders of the Class "A" Preference shares and Class "B" Preference shares of the amount so payable to them they shall not be entitled to share in any other distribution of the property or assets of the Corporation. The foregoing provisions shall apply to all Class "A" Preference shares and Class "B" Preference shares, except as expressly provided in the special rights and restrictions which the directors may create, define or attach to any series of Class "A" Preference shares or Class "B" Preference shares.

SCHEDULE / ANNEXE C

None

SCHEDULE / ANNEXE D

Incorporated pursuant to the British Columbia Company Act on April 7, 1986

SCHEDULE / ANNEXE E

None

Industry Canada	Industrie Canada

Certificate	Certificat
of Continuance	de prorogation

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Sungold International Holdings Corp.	616981-3

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation was continued under section 187 of the Canada Business Corporations Act, as set out in the attached articles of continuance.	Je certifie que la société susmentionnée a été prorogée en vertu de l'article 187 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de prorogation ci-jointes.

December 12, 2003 / le 12 décembre 2003

Director - Directeur	Date of Continuance - Date de la prorogation